___
 |   |STEGMAN
 |___|& COMPANY
 ________________________________
 CERTIFIED PUBLIC ACCOUNTANTS and
 MANAGEMENT CONSULTANTS SINCE 1915




                 CONSENT OF INDEPENDENT AUDITORS

Board of Directors
View Systems, Inc.

We hereby consent to the inclusion in this Form SB-2 of our report dated March 26, 2003 related to the consolidated financial statements of View Systems, Inc. and subsidiaries for the year ended December 31, 2002.


                                      /s/Stegman & Company
                                         Stegman & Company

Baltimore, Maryland
August 5, 2004






Suite 200, 405 East Joppa Road Baltimore, Maryland 21286 * 410-823-8000
               Fax: 410-296-4815 * www.stegman.com*